UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

GLOBAL SYSTEM DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

815 Walker Street, Suite 1155 Houston, Texas	77002
(Address of registrant’s principal executive office)	(Zip code)

(740) 229-0829

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GSDWU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GSD	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GSDWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On October 24, 2023, the Audit Committee of Global System Dynamics, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as its independent registered public accounting firm, with immediate effect.

The audit reports of Marcum on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Marcum’s reports on the Company’s consolidated financial statements did contain a separate explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through October 24, 2023, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Marcum's satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, other than the previously disclosed material weaknesses in the Company's internal control over financial reporting related to inadequate segregation of duties and effective risk assessment, insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines, particularly the process of recording due to related party and accrued expenses, and accounting for complex financial instruments.

The Company provided Marcum with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of Marcum's letter, dated October 30, 2023, to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm.

On October 24, 2023, the Company engaged Fruci & Associates, PS (“Fruci”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023, and for the Company’s second and third quarterly reporting during the fiscal year ending December 31, 2023. The decision to dismiss Marcum and appoint Fruci was approved by the Audit Committee of the Board of Directors.

During the two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through October 24, 2023, neither the Company nor anyone on its behalf consulted Fruci regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Fruci concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP, dated October 30, 2023 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	GLOBAL SYSTEM DYNAMICS, INC

	By:	/s/ Rick Iler
	Name:	Rick Iler
	Title:	Principal Executive Officer and Chief Financial Officer